Exhibit 4.5


      SENIOR TOGGLE NOTES SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of May 29, 2007, by and among Claire's Stores, Inc., a Florida corporation (the "Company"), the guarantors listed on Exhibit A hereto, as guarantors (the "Guarantors"), and The Bank of New York, as Trustee (the "Trustee"), to the Senior Toggle Notes Indenture (the "Indenture"), dated as of May 29, 2007, among Bauble Acquisition Sub, Inc., a Florida corporation (the "Issuer"), and the Trustee.


                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, the Issuer has heretofore executed and delivered to the Trustee the Indenture providing for the issuance of $350,000,000 aggregate principal amount of 9.625%/10.375% Senior Toggle Notes due 2015 (the "Notes");

      WHEREAS, the Issuer has merged with and into the Company (the "Merger"), with the Company as the surviving entity in the Merger;

      WHEREAS, as a result of the Merger, the Company is assuming, by and under this Supplemental Indenture, the obligations of the Issuer for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of the Indenture on the part of the Issuer;

      WHEREAS, Sections 5.01 and 9.01 of the Indenture provide that the Trustee, the Company and each of the Guarantors are authorized to execute and deliver this Supplemental Indenture; and

      WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate or other action on the part of the Trustee, the Company and each of the Guarantors.

      NOW, THEREFORE, for and in consideration of the foregoing premises and for good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Notes, as follows:

      Section 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

      Section 2. Assumption by the Company. The Company hereby assumes the obligations of the Issuer for the due and punctual payment of the principal of, premium, if any, and interest on all outstanding Notes issued pursuant to the Indenture and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Issuer. The Company is hereby substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if the Company had been named as the Issuer in the Indenture, and the Company is a Successor Issuer under the Indenture.

      Section 3. Agreement to Guarantee. Each of the Guarantors, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including but not limited to Article X thereof.

      Section 4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

      Section 5. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

      Section 6. Notices. For purposes of the Indenture, the address for notices to the Company shall be as set forth below:

      Claire's Stores, Inc.
      3 SW 129th Avenue
      Pembroke Pines, FL 33027
      Attention:  Chief Financial Officer

      Section 7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      Section 8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      Section 9. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

      Section 10. Severability. In case any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 11. Benefits Acknowledged. The Guarantors' guarantees are subject to the terms and conditions set forth in the Indenture. Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Supplemental Indenture are knowingly made in contemplation of such benefits.


                         [Signatures on following page]

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

                                      CLAIRE'S STORES, INC.


                                      By: /s/ Ira D. Kaplan
                                          --------------------------------------
                                          Name: Ira D. Kaplan
                                          Title: Senior Vice President and
                                                 Chief Financial Officer


                                      AFTERTHOUGHTS MERCHANDISING CORP.


                                      By: /s/ Rebecca Orand
                                          --------------------------------------
                                          Name: Rebecca Orand
                                          Title: Vice President and Secretary


                                      BMS DISTRIBUTING CORP.


                                      By: /s/ Rebecca Orand
                                          --------------------------------------
                                          Name: Rebecca Orand
                                          Title: Vice President and Secretary


                                      CBI DISTRIBUTING CORP.


                                      By: /s/ Rebecca Orand
                                          --------------------------------------
                                          Name: Rebecca Orand
                                          Title: Vice President and Secretary


                                      CLAIRE'S BOUTIQUES, INC.


                                      By: /s/ Rebecca Orand
                                          --------------------------------------
                                          Name: Rebecca Orand
                                          Title: Vice President and Secretary


                                      CLAIRE'S CANADA CORP.


                                      By: /s/ Rebecca Orand
                                          --------------------------------------
                                          Name: Rebecca Orand
                                          Title: Vice President and Secretary


        [Signature Page to Supplemental Indenture - Senior Toggle Notes]

                                      CLAIRE'S PUERTO RICO CORP.


                                      By: /s/ Rebecca Orand
                                          --------------------------------------
                                          Name: Rebecca Orand
                                          Title: Vice President and Secretary


                                      SASSY DOO!, INC.


                                      By: /s/ Rebecca Orand
                                          --------------------------------------
                                          Name: Rebecca Orand
                                          Title: Vice President and Secretary


        [Signature Page to Supplemental Indenture - Senior Toggle Notes]

                                      THE BANK OF NEW YORK,
                                      AS TRUSTEE


                                      By: /s/ Remo J. Reale
                                          --------------------------------------
                                          Name: Remo J. Reale
                                          Title: Vice President


        [Signature Page to Supplemental Indenture - Senior Toggle Notes]

                                    EXHIBIT A

                                   Guarantors
                                   ----------

                        Afterthoughts Merchandising Corp.

                             BMS Distributing Corp.

                              CBI Distributing Corp

                            Claire's Boutiques, Inc.

                              Claire's Canada Corp.

                           Claire's Puerto Rico Corp.

                                Sassy Doo!, Inc.